AMENDMENT TO OPTION AGREEMENT

THIS SECOND AMENDING AGREEMENT is dated for reference the 30thh day of August, 2005.

BETWEEN:

ALMADEN MINERALS LTD. (“Almaden”), a body corporate incorporated under the laws of British Columbia, having an office at 1103 – 750 West Pender Street, Vancouver, B.C. V6C 2T8 MINERA GAVILAN S.A. de C.V. (“Minera”), Mexican Incorporated, a wholly owned subsidiary of Almaden

(collectively, “Optionor”)

OF THE FIRST PART

AND

HORSESHOE GOLD MINING INC.  (“Horseshoe”), a body incorporated pursuant to the laws of British Columbia and having an office at Suite 1202 – 1022 Nelson Street, Vancouver, B.C. V6E 4S7

(the "Optionee")

OF THE SECOND PART

WHEREAS:

A.

The Parties hereto are parties to an Option Agreement dated for reference 11th February, 2004 and an Addendum to Option Agreement dated 26th April, 2004 as further amended by an Amending Agreement dated for reference the 31st January, 2005 ( together hereinafter referred to as the “Option Agreement”) (all capitalized terms in this Amending Agreement shall have the same defined meaning as in the Option Agreement);

B.

The Option agreement imposed upon the Optionee specified Work Requirements and Share Requirements in order to maintain the option granted by the Option Agreement in good standing; and

C.

By reason of further delays encountered  arising from flood damage to access roads to the Property to conduct exploratory drilling operations on the Property and further delays thereby caused in obtaining appropriate drilling equipment, the Optionee has not been able to fulfill the Work Requirements and the Share Requirements.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of $10 now paid by the Optionee to the Optionors, the receipt and sufficiency of which is hereby expressly acknowledged, and of the mutual promises, covenants, conditions, representations and warranties herein set out, the parties hereto agree as follows:

Z:\Almaden\20f033106\exhibit048.doc

1.

.Paragraph 3.1 (a) of the Option Agreement is further amended to read as follows:

“3.1

(a)

expending in Mining Work upon the Property the following amounts”

i.

on or before August 31, 2006, $ 200,000 (this is a firm commitment)

ii.

on or before December 31, 2006 a further $ 400,000

iii.

on or before December 31, 2007 a further $ 700,000

iv.

on or before December 31, 2008 a further $ 700.000(Work Requirements)

Any expenditures in a period in excess of the Work Requirements for that period shall be credited towards the Work Requirements for a succeeding period. “

2.

Paragraph 3.1 (b) of the Option Agreement is further amended to read as follows:

(b)

issuing the following fully paid and non-assessable common shares of the Optionee:

i.

200,000 shares forthwith after acceptance for filing by the Exchange of this Option Agreement

ii.

200,000 shares forthwith after acceptance for filing by the Exchange of this Amending Agreement dated January 31, 2005 (being with reference to the Current Expenditures and the forebearance of the Optionor to terminate the option ) The Optionor acknowledges that the 400,00 shares as provided in sub-paragraph I and ii of this Paragraph 3.1 (b) have been issued .

iii.

200,000 shares on or before December 31, 2006;

iv.

200,000 shares on or before December 31, 2007; and

v.

200,000 shares on or before December 31, 2008 (Share Requirements”)

3.

Paragraph 3.3 is further amended by amended by deleting “2008” in the last line thereof and substituting “2009”

4.

This Amending Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Except as provided in this Amending Agreement, the terms of the Option Agreement are confirmed.

THE COMMON SEAL of ALMADEN MINERALS LTD.

On behalf of itself and Minera Zapata, S.A. de C.V.

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was hereto affixed in the presence of:

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/s/Duane Poliquin

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Authorized Signatory

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Authorized Signatory

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THE COMMON SEAL of HORSESHOE GOLD

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MINING INC. was hereto affixed In  the presence of:

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/s/James E. McInnes

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Authorized Signatory

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Authorized Signatory